                              RMR OPPORTUNITY FUND



                       AGREEMENT AND DECLARATION OF TRUST



                                JANUARY 11, 2006

ARTICLE I                  NAME AND DEFINITIONS...................................................................1
         Section 1.        Name...................................................................................1
         Section 2.        Definitions............................................................................1

ARTICLE II                 PURPOSE................................................................................2

ARTICLE III                SHARES.................................................................................3

         Section 1.        Division of Beneficial Interest........................................................3
         Section 2.        Ownership of Shares....................................................................4
         Section 3.        Investments in the Trust...............................................................4
         Section 4.        No Preemptive Rights...................................................................4
         Section 5.        Derivative Claims......................................................................4
         Section 6.        Direct Claims..........................................................................5
         Section 7.        Status of Shares and Limitation of Personal Liability..................................5
         Section 8.        Redemption Of Shares...................................................................6

ARTICLE IV                 THE TRUSTEES...........................................................................7

         Section 1.        Number and Classes of Trustees and Term of Office......................................7
         Section 2.        Vacancies; Resignation; Removal........................................................8
         Section 3.        Effect of Death, Resignation, etc. of a Trustee........................................8
         Section 4.        Powers.................................................................................9
         Section 5.        Voting................................................................................11
         Section 6.        Payment of Expenses by the Trust......................................................12
         Section 7.        Ownership of Assets of the Trust......................................................12
         Section 8.        Advisory, Management and Distribution Services........................................12

ARTICLE V                  RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES.......................................13

         Section 1.        Definitions...........................................................................13
         Section 2.        Transfers of Shares...................................................................15
         Section 3.        Equity Shares.........................................................................16
         Section 4.        Transfer of Equity Shares in Trust....................................................20
         Section 5.        Ambiguity.............................................................................21
         Section 6.        Enforcement...........................................................................22
         Section 7.        Non-Waiver............................................................................22
         Section 8.        Continued Effect......................................................................22

ARTICLE VI                 SHAREHOLDERS' VOTING POWERS AND MEETINGS..............................................22

         Section 1.        General...............................................................................22
         Section 2.        Voting Powers as to Certain Transactions..............................................22
         Section 3.        Quorum and Required Vote..............................................................23
         Section 4.        Advance Notice of Nominees for Trustee and Other Proposals............................23
         Section 5.        Conversion to Open-End Company........................................................28
         Section 6.        Shareholder Meetings..................................................................28
         Section 7.        Inspection of Records.................................................................28




ARTICLE VII                ALLOCATIONS, DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE.......................28

         Section 1.        Allocations...........................................................................28
         Section 2.        Distributions; Tax Withholding........................................................28
         Section 3.        Determination of Net Asset Value......................................................29

ARTICLE VIII               COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES..................................29

         Section 1.        Compensation..........................................................................29
         Section 2.        Limitation of Liability...............................................................29

ARTICLE IX                 INDEMNIFICATION, CONTRACTING WITH INTERESTED PARTIES AND IMPACT OF CORPORATE LAW......30

         Section 1.        Trustees, Officers, etc...............................................................30
         Section 2.        Rebuttable Presumption................................................................30
         Section 3.        Indemnification Not Exclusive.........................................................31
         Section 4.        Transactions Between the Trust and its Trustees, Officers, Employees and Agents.......31
         Section 5.        General Corporate Law.................................................................32
         Section 6.        Right of Trustees, Officers, Employees and Agents to Own Shares or Other Property and
                           to Engage in Other Business...........................................................32
         Section 7.        Shareholders..........................................................................32

ARTICLE X                  MISCELLANEOUS.........................................................................33

         Section 1.        Trustees, Shareholders, etc. Not Personally Liable; Notice............................33
         Section 2.        Express Exculpatory Clauses and Instruments...........................................33
         Section 3.        Trustees and Officers Good Faith Action, Expert Advice, No Bond or Surety.............33
         Section 4.        Liability of Third Persons Dealing with Trustees......................................33
         Section 5.        Duration and Termination of Trust.....................................................34
         Section 6.        Filing of Copies, References, Headings................................................34
         Section 7.        Applicable Law........................................................................34
         Section 8.        Trust Only............................................................................34
         Section 9.        Address of the Trust and the Trustees and Agent for Service of Process................35

ARTICLE XI                 AMENDMENTS, BYLAWS AND CONSTRUCTION...................................................35

         Section 1.        Amendments by Trustees................................................................35
         Section 2.        Amendments by Shareholders and Trustees...............................................35
         Section 3.        Bylaws................................................................................35
         Section 4.        Construction..........................................................................35

                              RMR OPPORTUNITY FUND

                       AGREEMENT AND DECLARATION OF TRUST

     THIS AGREEMENT AND DECLARATION OF TRUST is made this 11th day of January 2006, by the Trustees hereunder and by the holder of shares of beneficial interest with the intent that it will be binding upon subsequent Trustees and upon all subsequent holders of shares of beneficial interest hereunder.

     WHEREAS, this Trust has been formed to carry on the business of an investment company;

     WHEREAS, the Trust intends for tax purposes to be treated as a partnership under the Code for the taxable year ending December 31, 2006, and for each taxable year thereafter;

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts business trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                   ARTICLE I

                              NAME AND DEFINITIONS

     Section 1. NAME. This Trust shall be known as "RMR Opportunity Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

          (a) "Trust" refers to the Massachusetts business trust established by this Declaration, as it may be further amended or restated from time to time;

          (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV;

          (c) "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as amended from time to time. All references to specific sections of the Code shall include applicable successor provisions;

          (d) "Shares" means the equal proportionate transferable units into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;

          (e) "Shareholder" means a record owner of Shares;

          (f) "RMR Advisors" means RMR Advisors, Inc., the Trust's investment advisor, or any successor investment advisor to the Trust;

          (g) "Person" means an individual, corporation, partnership, estate, trust (including, but not limited to, a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
     Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and a group to which an Excepted Holder Limit (as defined in Article V) applies;

          (h) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

          (i) "Declaration" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

          (j) "Bylaws" shall mean the Bylaws of the Trust as amended or restated from time to time;

          (k) The term "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof; and

          (l) The term "series" or "series of Shares" refers to the division of Shares representing any class into two or more series as provided in
     Article III, Section 1 hereof.

                                   ARTICLE II

                                     PURPOSE

     The purpose of the Trust is to provide investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration. Nothing herein shall preclude the Trust from being treated for tax purposes as an association under the Code.

                                  ARTICLE III

                                     SHARES

     Section 1. DIVISION OF BENEFICIAL INTEREST. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), with Shares of each such class or series having such par value and such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) and such other terms and conditions as the Trustees may determine. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares of each class or series authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may without Shareholder approval from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

     The Shares shall initially be divided into one class, a class of an unlimited number of common shares, $0.001 par value (the "Common Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions described below. The Trust may also, from time to time, issue a class of an unlimited number of preferred shares (the "Preferred Shares"), having the powers, preferences, rights, qualifications, limitations and restrictions as the Trustees may determine.

     (i) Subject to the rights of the holders of the Preferred Shares, if any, in the event of the termination of the Trust the holders of the Common Shares shall be entitled to receive pro rata the net distributable assets of the Trust.

     (ii) The holders of the Common Shares shall not, as such holders, have any right to acquire, purchase or subscribe for any Common Shares or securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine.

     (iii) Subject to the rights of the holders of the Preferred Shares, if any, dividends or other distributions, when, as and if declared by the Trustees, shall be shared equally by the holders of Common Shares on a share for share basis. The Trustees may direct that any dividends or other distributions or any portion thereof as declared and distributed shall be paid in cash to the holder, or, alternatively, may direct that any such dividends be reinvested in full and fractional Shares of the Trust.

     (iv) The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any Common Shares of any series reacquired by the Trust at their discretion from time to time. Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust.

     (v) Common Shares may be issued from time to time, without the vote of the Shareholders (or, if the Trustees in their sole discretion deem advisable, with a vote of Shareholders), either for cash or for such other consideration (which may be in any one or more instances a certain specified consideration or certain specified considerations) and on such terms as the Trustees, from time to time, may deem advisable, and the Trust may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities).

     (vi) The Trust may issue Common Shares in fractional denominations to the same extent as its whole Shares, and Shares in fractional denominations shall be Common Shares having proportionately to the respective fractions represented thereby all the rights of whole Shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon termination of the Trust, but excluding the right to receive a certificate representing fractional Shares.

     Section 2. OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. Except as provided in the Bylaws or as the Trustees may otherwise determine from time to time, no certificates certifying the ownership of Shares shall be issued. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each class and series and as to the number of Shares of each class and series held from time to time by each Shareholder.

     Section 3. INVESTMENTS IN THE TRUST. The Trustees shall accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees may from time to time determine.

     Section 4. NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

     Section 5. DERIVATIVE CLAIMS. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class of Shares or Shareholders without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the plaintiff makes a specific showing that irreparable non-monetary injury to the Trust or series or class of Shares or Shareholders would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or a series or class of Shares, as appropriate. Any decision by the Trustees to bring, maintain or settle such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon all Shareholders who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to bring or maintain a court action, proceeding or suit on behalf of the Trust or a series or class of Shares shall be subject to the right of the Shareholders to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article VI of this Declaration; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding Shares, series or class or group which are affected by the proposed court action, proceeding or suit.

     Section 6. DIRECT CLAIMS. No series or class or group of Shareholders shall have the right to bring or maintain a direct action or claim for monetary damages against the Trust or the Trustees predicated upon an express or implied right of action under this Declaration or the 1940 Act, nor shall any single Shareholder, who is similarly situated to one or more other Shareholders with respect to the alleged injury, have the right to bring such an action, unless the series or class or group of Shareholders or Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees except only rights of action by Shareholders specifically authorized by Section 36(b) of the 1940 Act or other applicable law. A request for authorization shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the series or class or group of Shareholders or Shareholder to support the allegations made in the request. The Trustees shall consider such request. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or series or class or group of Shares, as appropriate. Any decision by the Trustees to settle or to authorize such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the series or class or group of Shareholders or Shareholder seeking authorization who will be prohibited from maintaining separate competing court actions, proceedings or suits on the same subject matter. Any decision by the Trustees not to authorize a court action, proceeding or suit by a series or class or group of Shareholders shall be subject to the right of the Shareholders to vote on whether such court action, proceeding or suit should or should not be brought or maintained as a matter presented for Shareholder consideration under Section 4 of Article VI of this Declaration; and the vote of Shareholders required to override the Trustees decision and to permit the Shareholder(s) to proceed with the proposed court action, proceeding or suit shall be a majority of the outstanding Shares, series or class or group which are affected by the proposed court action, proceeding or suit. For purposes of this Section 7, the term "Shareholder" or "Shareholders" includes a former Shareholder or former Shareholders.

     Section 7. STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this Declaration and the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration and the Bylaws and to have become a party hereto and thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the

Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares afford Shareholders the status of partners of the Trust. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 8. REDEMPTION OF SHARES.

          (a) Except as otherwise provided in this Agreement, no Shareholder shall have the right to tender to the Fund for repurchase all or any portion of that Person's Shares. The Trustees from time to time, in their sole and absolute discretion and on such terms and conditions as they may determine, may cause the Trust to repurchase Shares pursuant to written tenders, provided that no such repurchases cause the Trust to be treated under the Code as a "publicly traded partnership" taxable as a corporation. However, the Trust shall not offer to repurchase Shares on more than two occasions during any one fiscal year of the Trust unless it has been advised by counsel to the Trust to the effect that such more frequent offers would not cause any adverse tax consequences to the Trust or the Shareholders, including causing the Trust to be treated under the Code as a "publicly traded partnership." In determining whether to cause the Trust to repurchase pursuant to written tenders, the Trustees shall consider the recommendation of the Investment Adviser, and shall also consider the following factors, among others:


     (1) whether any Shareholders have requested to tender Shares to the Trust;

     (2) the liquidity of the Trust's assets;

     (3) the investment plans and working capital requirements of the Trust;

     (4) the relative economies of scale with respect to the size of the Trust;

     (5) the history of the Trust in repurchasing Shares;

     (6) the economic condition of the securities markets; and

     (7) the anticipated tax consequences of any proposed repurchases Shares.

          (b) The Investment Adviser may tender Shares as a Shareholder under this Section 8.

          (c) The Trustees, in their sole and absolute discretion, may require the Trust to repurchase, and any Shareholder to sell, a Share or Shares for any reason whatsoever, provided that no such repurchases cause the Trust to be treated under the Code as a "publicly traded partnership" taxable as a corporation.

          (d) Repurchases of Shares by the Trust shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Trust to repurchase Shares, promptly after the expiration date of such repurchase offer in accordance with the terms of the Trust's repurchase offer and the repurchase procedures adopted by the Trustees, as the same may be amended from time to time. Payment of the purchase price of Shares may consist of cash or other property, as determined by the Trustees. All repurchases of Shares shall be subject to any and all conditions as the Trustees may impose in their sole and absolute discretion. The amount due to any Shareholder any of whose Shares are repurchased shall be equal to the net asset value of such Shareholder's Shares, determined as provided in Section 3 of Article VII. All of the foregoing shall be interpreted and implemented in such manner that the Trust will not be treated under the Code as a "publicly traded partnership" taxable as a corporation.



                                   ARTICLE IV

                                  THE TRUSTEES

     Section 1. NUMBER AND CLASSES OF TRUSTEES AND TERM OF OFFICE. The Trustees who are signatories to this Declaration on the date hereof, and such other persons as the Trustee or Trustees then in office shall (prior to any sale of Shares pursuant to a public offering) elect, shall serve until the first meeting of Shareholders at which Trustees of his or her Class (as defined below) are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. Subject to the voting powers of one or more classes or series of Shares as set forth in the Bylaws, the number of Trustees shall be such number as shall be fixed from time to time by the Trustees; provided, however, that the number of Trustees shall in no event be less than three (3) from and after the date when Shares are first sold pursuant to a public offering.

     An initial annual meeting of Shareholders or special meeting in lieu thereof shall be called to be held not more than eighteen months after Shares are first sold pursuant to a public offering; subsequent annual meetings of Shareholders or special meetings in lieu thereof (each an "annual meeting") shall be held as specified in the Bylaws. Prior to any sale of Shares pursuant to a public offering, the Trustees shall be classified, with respect to the time for which they severally hold office, into the following three classes (each a "Class"): Class I, whose term expires at the initial annual meeting; Class II, whose term expires at the next succeeding annual meeting after the initial annual meeting (the "second annual meeting"); and Class III, whose term expires at the next succeeding annual meeting after the second annual meeting. Each Class shall consist of at least one Trustee. At each annual meeting beginning with the initial annual meeting, the successors of the Class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant Class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office.

     The Trustees shall assign by resolution Trustees to each of the three Classes. The Trustees also may determine by resolution those Trustees in each Class that shall be elected by Shareholders of a particular class or series of Shares. If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes by resolution of the Trustees. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term unless the Trustee is specifically removed pursuant to Section 2 of this Article IV at the time of the decrease. Except as provided in this Section 1 or Section 2 of this Article IV, Trustees shall be elected only at an annual meeting of Shareholders.

     Section 2. VACANCIES; RESIGNATION; REMOVAL. From and after the date when Shares are first sold in a public offering and subject to any voting powers of one or more classes or series of Shares as set forth in the Bylaws, any vacancies occurring in the Trustees may be filled by the Trustees as set forth below.

     Subject to any limitations imposed by the 1940 Act or other applicable law, any vacancy occurring in the Trustees, including a vacancy that results from an increase in the number of Trustees, may be filled by a majority vote of the Trustees then in office, whether or not sufficient to constitute a quorum, or by a sole remaining Trustee; provided, however, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees elected by that class or series or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. A Trustee elected by the Trustees to fill any vacancy occurring in the Trustees shall serve until the next annual meeting of Shareholders at which such Trustee's Class shall be elected, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any Trustee elected by Shareholders at an annual meeting to fill any vacancy occurring in the Trustees that has arisen since the preceding annual meeting of Shareholders (which vacancy has not been filled by election of a new Trustee by the Trustees) shall hold office for a term which coincides with the remaining term of the Class of Trustee to which such office was previously assigned.

     Any Trustee may resign or retire as a Trustee by an instrument in writing signed by him and delivered to the Secretary of the Trust, and such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except as required by applicable law, a Trustee may be removed from office only for "Cause" (as hereinafter defined) and only by action of at least seventy-five percent (75%) of the outstanding Shares of the classes or series of Shares entitled to vote for the election of such Trustee. "Cause" for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his office or such Trustee being convicted of a felony.

     Section 3. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The death, declination, resignation, retirement, removal, disqualification or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

     Section 4. POWERS. Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Declaration providing for the conduct of the business of the Trust and may amend and repeal them to the extent and as provided in Article XI, Section 3 of this Declaration. Subject to the voting power of one or more classes or series of Shares as set forth in the Bylaws, the Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including any one or more executive committees which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of the Trust's assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust through one or more underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trust and to any agent or employee of the Trust or to any such custodian or underwriter.

     Without limiting the foregoing, the Trustees shall have power and authority:

          (a) To elect, maintain or revoke the status of the Trust as a partnership under the Code;

          (b) To invest and reinvest cash, and to hold cash uninvested;

          (c) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (e) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (f) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the

     Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

          (g) To the extent necessary or appropriate to give effect to the preferences, special or relative rights and privileges of any classes or series of Shares, to allocate assets, liabilities, income and expenses of the Trust to a particular class or classes or series of Shares or to apportion the same among two or more classes or series;

          (h) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

          (i) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

          (j) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust on any matter in controversy, including but not limited to claims for taxes;

          (k) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

          (l) To borrow funds;

          (m) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all of such obligations;

          (n) To indemnify or to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and indemnities or insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, sub-advisers or managers, administrator or sub-administrator, underwriters or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, sub-adviser or manager, administrator or sub-administrator, underwriter or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

          (o) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

          (p) To purchase or otherwise acquire Shares;

          (q) To engage in any other lawful act or activity in which business corporations organized under the laws of The Commonwealth of Massachusetts may engage; and

          (r) To change the domicile of the Trust's existence as may permitted by applicable law.

     The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by trustees.

     Any action to be taken by the Trustees may be taken within or without The Commonwealth of Massachusetts.

     Section 5. VOTING. Except as required or permitted by this Declaration, the Bylaws or by applicable law:

          (a) The Trustees shall only act at a meeting at which quorum of Trustees is present, and a quorum shall be a majority of Trustees in office from time to time.

          (b) The Trustees shall act on all matters which come before a meeting by majority vote. In the event a Trustee(s) do(es) not vote on a matter, the matter will be determined by majority vote of the voting Trustees. A non-voting Trustee who is present at a meeting will be counted for purposes of determining the presence of a quorum.

          (c) Any action to be taken by the Trustees may be taken at a meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

          (d) Trustees may also act by majority written consent, which consent shall be filed with the records of the Trust and have the same force and effect as a vote taken at a meeting at which a quorum is present. In the event (a) Trustee(s) is (are) unable or unwilling to vote on a matter submitted for written consent, he (they) may execute the written consent with the notation that he (they) is (are) not voting but consenting to action being taken by written consent, and such written consent which is approved by all voting Trustees shall be effective as a vote taken at a meeting at which a quorum is present.

     Section 6. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay, or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, sub-adviser or manager, underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 7. OWNERSHIP OF ASSETS OF THE TRUST. Title to all of the assets of the Trust shall at all times be considered as vested in the Trustees.

     Section 8. ADVISORY, MANAGEMENT AND DISTRIBUTION SERVICES. The Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory and/or management services with any corporation, trust, association or other Person (the "Manager"), every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may provide for one or more sub-advisers or other agents who shall perform all or part of the obligations of the Manager under such contract and contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold, or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. The Trustees may also, at any time and from time to time, contract with the Manager or any other corporation, trust, association or other Person, appointing it exclusive or nonexclusive distributor or underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the Bylaws and applicable law; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

     The facts that:

               (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, sub-adviser, underwriter or distributor or agent of or for any corporation, trust, association or other Person, or of or for any parent or affiliate of any Person, with which an advisory, sub-advisory or management contract, or underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such Person, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

               (ii) any corporation, trust, association or other Person with which an advisory, sub-advisory or management contract or underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory, sub-advisory or management contract, or underwriter's or distributor's contract or transfer, shareholder servicing or other agency contract with one or more other corporations, trusts, associations or other Persons, or has other business or interests, including competitive business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

                                   ARTICLE V

                 RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

     Section 1. DEFINITIONS. For the purpose of this Article V, the following terms shall have the following meanings:

     Affiliate. The term "Affiliate" shall mean, with respect to any Person, another Person controlled by, controlling or under common control with such Person.

     Aggregate Share Ownership Limit. The term "Aggregate Share Ownership Limit" shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the aggregate of the outstanding Equity Shares. The vote and value of the outstanding Equity Shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

     Beneficial Ownership. The term "Beneficial Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of
Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     Business Day. The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     Charitable Beneficiary. The term "Charitable Beneficiary" shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 4.5 of this Article V, provided that each such organization must be described in
Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. If the Code shall cease to so define a charitable organization, "Charitable Beneficiary" shall mean an entity organized to do work for charitable purposes and not for profit.

     Charitable Trust. The term "Charitable Trust" shall mean any trust provided for in Section 4.1 of this Article V.

     Charitable Trustee. The term "Charitable Trustee" shall mean a Person unaffiliated with the Trust and unaffiliated with the Prohibited Owner, that is appointed by a majority of the Trustees to serve as trustee of the Charitable Trust.

     Common Share Ownership Limit. The term "Common Share Ownership Limit" shall mean 9.8 percent (in vote or value, whichever is more restrictive) of the outstanding common Equity Shares of the Trust, in the aggregate for all classes and series of common shares or by each separate class or series of common shares (whichever is more restrictive). The vote and value of outstanding common shares shall be determined by the Trustees in good faith, which determination shall be conclusive for all purposes of this Article V.

     Constructive Ownership. The term "Constructive Ownership" shall mean ownership of Equity Shares by a Person, whether the interest in Equity Shares is held directly or indirectly (including by a nominee), and shall include, but not be limited to, interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     Equity Shares. The term "Equity Shares" shall mean all Shares of all classes and series, including, without limitation, Common Shares and Preferred Shares.

     Excepted Holder. The term "Excepted Holder" shall mean a Shareholder of the Trust for whom an Excepted Holder Limit is created by this Article V or by the Trustees pursuant to Section 3.6 of this Article V.

     Excepted Holder Limit. The term "Excepted Holder Limit" shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Trustees pursuant to Section 3.6 of this Article V, the percentage limit established by the Trustees pursuant to Section 3.6 of this Article V.

     Initial Date. The term "Initial Date" shall mean the date upon which this Declaration containing this Article V is filed with the Secretary of The Commonwealth of Massachusetts.

     Investee. The term "Investee" shall mean a Person whose Shares or other equity are owned by the Trust.

     Net Asset Value. The term "Net Asset Value" on any date shall mean, with respect to any class or series of outstanding Equity Shares, the net asset value of such Equity Shares, as determined in good faith by the Trustees, in accordance with Section 3 of Article VII.

     Prohibited Owner. The term "Prohibited Owner" shall mean, with respect to any purported Transfer any Person who, but for the provisions of Sections 2.1 and 3.1 of this Article V, would Beneficially Own or Constructively Own Equity Shares in violation of the limits of such Section 3.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of Equity Shares that the Prohibited Owner would have so owned.

     REIT. The term "REIT" shall mean a "real estate investment trust" within the meaning of Section 856 of the Code.

     Transfer. The term "Transfer" shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Equity Shares or the right to vote or receive dividends on Equity Shares, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Equity Shares or any interest in Equity Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Equity Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms "Transferring" and "Transferred" shall have the correlative meanings.

     Section 2. TRANSFERS OF SHARES.

         Section 2.1 Equity Shares may be Transferred only (i) by operation of law pursuant to the death of a Shareholder (but subject to the ownership limitations set forth in Section 3 of this Article V) or (ii) with the written consent of the Trustees or a committee thereof (which may be withheld in their sole discretion). Notwithstanding clause (ii) of the preceding sentence, the Trustees or committee shall not consent to any Transfer other than a Transfer:
(i) in which the tax basis of the Equity Shares in the hands of the transferee is determined, in whole or in part, by reference to their tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships); (ii) to members of the Shareholder's immediate family (being limited for these purposes to brothers, sisters, spouse, parents and children); or (iii) that is a distribution from a Code Section 401(a) qualified retirement plan or an individual retirement account, unless the Trustees or committee consult with counsel to the Trust and counsel to the Trust confirms that such Transfer will not cause the Trust to be treated under the Code as a "publicly traded partnership" taxable as a corporation. The Trustees or committee may also decline to consent to a Transfer of Equity Shares if as a consequence of such Transfer the ownership limitations set forth in Section 3 of this Article V would be violated or for any other reason in their sole and absolute discretion.

         Section 2.2 Any Person who desires to Transfer any Equity Shares shall give notice of such proposed Transfer to the Trustees in writing, stating the name of the proposed transferee, the number of Equity Shares already Beneficially Owned or Constructively Owned by such proposed transferee, whether the proposed Transfer satisfies any of the conditions set forth in clauses (i),
(ii) or (iii) of the second sentence of Section 2.1 of this Article V, and such other information as the Trustees or committee may request.

         Section 2.3 The Trustees or committee shall not consent to any Transfer of common Equity Shares unless all of the common Equity Shares of the Shareholder are Transferred to a single transferee or, after the Transfer of Shares, the number of common Equity Shares held by each proposed owner is not less than one thousand. Each Shareholder effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Trust in connection with such Transfer.

         Section 2.4 Each Shareholder shall indemnify and hold harmless the Trust, the Trustees, RMR Advisors, each other Shareholder, and any Affiliate of the foregoing Persons against all taxes, losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such taxes, losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such Persons may become subject by reason of or arising from
(i) any Transfer made by such Shareholder in violation of this Section 2 and
(ii) any misrepresentation by such Shareholder in connection with any such Transfer.

         Section 2.5 Any attempted Transfer of Equity Shares in violation of this Section 2 shall be void ab initio, of no effect, and not recognized by the Trust.

     Section 3. EQUITY SHARES.

         Section 3.1 OWNERSHIP LIMITATIONS. From and after the Initial Date:

         (a) BASIC RESTRICTIONS.

               (i) (1) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares in excess of the Aggregate Share Ownership Limit (2) no Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own common Equity Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.

               (ii) No Person, other than an Excepted Holder and other than RMR Advisors or its Affiliates, shall Beneficially Own or Constructively Own Equity Shares to the extent that such Beneficial Ownership or Constructive Ownership of Equity Shares would result in (1) the Trust being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (2) any Investees that are otherwise REITs failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust or any Investees that are otherwise REITs, as the case may be, owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by such Investees that are otherwise REITs or any of their respective Affiliates, as the case may be, from such tenant would cause any such Investees that are otherwise REITs to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

          (b) TRANSFER IN TRUST. If any Transfer of Equity Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Shares in violation of Section 3.1(a)(i) or
     (ii) of this Article V,

               (i) then that number of Equity Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 3.1(a)(i) or (ii) of this Article V (rounded up to the nearest whole share) shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 4 of this Article V, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Equity Shares; or

               (ii) if the transfer to the Charitable Trust described in clause
          (i) of this sentence would not be effective for any reason to prevent the violation of Section 3.1(a)(i) or (ii) of this Article V, then the Transfer of that number of Equity Shares that otherwise would cause any Person to violate Section 3.1(a)(i) or (ii) of this Article V shall be void AB INITIO, and the intended transferee shall acquire no rights in such Equity Shares.

          Section 3.2 REMEDIES FOR BREACH. If the Trustees or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section
3.1 of this Article V or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 3.1 of this Article V (whether or not such violation is intended), the Trustees or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Equity Shares in accordance with Section 8 of Article III, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; PROVIDED, HOWEVER, that any Transfers or attempted Transfers or other events in violation of Section 3.1 of this Article V shall automatically result in the transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void AB INITIO as provided above irrespective of any action (or non-action) by the Trustees or a committee thereof.

          Section 3.3 NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Equity Shares that will or may violate Section 3.1(a) of this Article V, or any Person who would have owned Equity Shares that resulted in a transfer to the Charitable Trust pursuant to the provisions of Section 3.1(b) of this Article V, shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer.

          Section 3.4 OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the Initial Date:

          (a) every owner (through actual ownership, Beneficial Ownership, and Constructive Ownership) of more than five percent (or such lower percentage as required by the Code or the treasury regulations promulgated thereunder) of any series or any class of outstanding Equity Shares shall, within 30 days after the end of each taxable year, give written notice to the Trust stating the name and address of such owner, the number of Equity Shares actually owned and the number of Equity Shares Beneficially Owned or Constructively Owned, and a description of the manner in which such shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the status of any Investee as a REIT and to ensure compliance with the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

          (b) each Person who is a Beneficial Owner or Constructive Owner of Equity Shares and each Person (including the Shareholder of record) who is holding Equity Shares for a Beneficial Owner or Constructive Owner shall provide to the Trust such information as the Trust may request, in good faith, in order to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          Section 3.5 REMEDIES NOT LIMITED. Nothing contained in this Section 3 of this Article V shall limit the authority of the Trustees to take such other action as they deem necessary or advisable to protect the Trust and the interests of its Shareholders in preserving any Investee's status as a REIT or to enforce the limitation in Section 3.1 of this Article V for other purposes which the Trustees deem advisable.

          Section 3.6 EXCEPTIONS.

          (a) The Trustees, in their sole discretion, may exempt a Person from one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 3.1(a)(ii) of this Article V, as the case may be, and may (but are not required to) establish or increase an Excepted Holder Limit for such Person. As part of establishing or increasing such Excepted Holder Limit, the Trustees may (but are not required to) obtain from such person:

               (i) an agreement that any violation or attempted violation of its Excepted Holder Limit (or other action which is contrary to the restrictions contained in Sections 3.1 through 3.6 of this Article V) will result in such Equity Shares being automatically transferred to a Charitable Trust in accordance with Sections 3.1(b) and 4 of this
          Article V; and,

               (ii) a voting trust or other undertakings which satisfy the Trustees that such Person will not attempt to exert undue influence or control over the Trust.

          (b) Prior to granting any exception pursuant to Section 3.7(a) of this
     Article V, the Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Trustees in their sole discretion, as they may deem necessary or advisable in order to determine or ensure any Investee's status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Trustees may impose such conditions or restrictions as they deem appropriate in connection with granting such exception.

          (c) In determining whether to grant any exemption pursuant to Section 3.7(a) of this Article V, the Trustees may consider, among other factors,
     (i) the general reputation and moral character of the Person requesting an exemption, (ii) whether ownership of Shares would be direct or through ownership attribution, (iii) whether the Person's ownership of Shares would adversely affect any Investee's ability to acquire additional properties or additional investments in other issuers, (iv) whether granting an exemption for the Person requesting an exemption would adversely affect any of the Trust's existing contractual arrangements, and (v) whether the Person to whom the exemption would apply is attempting to change control of the Trust or affect its policies in a way which the Trustees consider adverse to the best interest of the Trust or its Shareholders.

          (d) An underwriter which participates in a public offering or a private placement of Equity Shares (or securities convertible into or exchangeable for Equity Shares) may Beneficially Own or Constructively Own Equity Shares (or securities convertible into or exchangeable for Equity Shares) in excess of one or more of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or the limitations in Section 3.1(a)(ii) of this Article V, but only to the extent necessary to facilitate such public offering or private placement.

          (e) The Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder.

          (f) Any Person to whom Shares have been transferred pursuant to a consent to a Transfer pursuant to Section 2 of this Article V and who, as a result of such Transfer, owns more than the Aggregate Share Ownership Limit or such Person's Excepted Holder Limit shall become an Excepted Holder with an Excepted Holder Limit equal to the number of Shares owned by such Person immediately following such Transfer, except to the extent that the consent pursuant to Section 2 of this Article V was based on inaccurate information provided to the Trustees.

          Section 3.7 LEGEND. If certificates for Equity Shares are issued, each such certificate shall bear substantially the following legend:

               The Shares evidenced by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Trust's Declaration of Trust, no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent (in vote or value) of the total outstanding Equity Shares or total outstanding common Shares of the Trust, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable), and no Person may Transfer Equity Shares without the prior consent of the Trustees of the Trust. If any of the restrictions on ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the Trust's Declaration of Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust upon request.

Instead of the foregoing legend, the certificate may contain an alternate legend providing notice of the restrictions on ownership and transfer as in effect and as may be approved by the Trustees.

     Section 4. TRANSFER OF EQUITY SHARES IN TRUST.

          Section 4.1 OWNERSHIP IN TRUST. Upon any purported Transfer or other event described in Section 3.1(b) of this Article V that would result in a transfer of Equity Shares to a Charitable Trust, such Equity Shares shall be deemed to have been transferred to the Charitable Trustee for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Charitable Trust pursuant to Section 3.1(b) of this Article V. Each Charitable Beneficiary shall be designated as provided in Section 4.5 of this Article V.

          Section 4.2 STATUS OF SHARES HELD BY THE CHARITABLE TRUSTEE. Equity Shares held by the Charitable Trustee shall be issued and outstanding Equity Shares of the Trust. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares or other property held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

          Section 4.3 DIVIDEND AND VOTING RIGHTS. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Equity Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee shall be paid by such

Prohibited Owner with respect to such Equity Shares to the Charitable Trustee upon demand and any dividend or other distribution declared but unpaid shall be paid by the Trust when due to the Charitable Trustee. Any dividends or distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and effective as of the date that Equity Shares have been deemed transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Equity Shares have been deemed transferred to the Charitable Trustee and (ii) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible trust action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article V, until the Trust has received notification that Equity Shares have been deemed transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of Shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Shareholders.

          Section 4.4 SALE OF SHARES BY CHARITABLE TRUSTEE. Within 20 days of receiving notice from the Trust that Equity Shares have been transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in
Section 3.1(a) of this Article V. Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Net Asset Value of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (2) the net sale proceeds received by the Charitable Trustee from the sale or other disposition of the Shares held in the Charitable Trust. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Equity Shares have been transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and
(ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.4, such excess shall be paid to the Charitable Trustee upon demand.

          Section 4.5 DESIGNATION OF CHARITABLE BENEFICIARIES. By written notice to the Charitable Trustee, the Trustees shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that Equity Shares held in the Charitable Trust would not violate the restrictions set forth in Section 3.1(a) of this Article V in the hands of such Charitable Beneficiary.

      Section 5. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Article V, the Trustees shall have the power to determine the application of the provisions of this Article V with respect to any situation based on the facts known to them. In the event this Article V require an action by the Trustees and this Declaration fails to provide specific guidance with respect to such action, the Trustees with the advice of counsel shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article V.

     Section 6. ENFORCEMENT. The Trust or the Trustees are authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

     Section 7. NON-WAIVER. No delay or failure on the part of the Trust or the Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Trustees, as the case may be, except to the extent specifically waived in writing.

     Section 8. CONTINUED EFFECT. The provisions of this Article V shall continue in full force and effect indefinitely, regardless of whether or not any Investee qualifies as a REIT.

                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     Section 1. GENERAL. Except as otherwise provided in this Article VI or elsewhere in this Declaration, Shareholders shall have such power to vote as is provided for in, and shall and may hold meetings and take actions pursuant to, the provisions of the Bylaws.

     Section 2. VOTING POWERS AS TO CERTAIN TRANSACTIONS. (a) Except as otherwise provided in paragraph (b) of this Section 2, the affirmative vote or consent of at least a majority of the Trustees of the Trust then in office and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Trustees) shall be necessary to authorize any of the following actions:

               (i) the merger or consolidation or share exchange of the Trust or any series or class of Shares with or into any other Person or company (including, without limitation, a partnership, corporation, joint venture, business trust, common law trust or any other business organization) or of any such Person or company with or into the Trust or any series or class of Shares;

               (ii) the sale, lease or transfer of all or substantially all of the Trust's assets; or

               (iii) the liquidation or termination of the Trust prior to the expiration of the term set out in Section 5 of Article X.

          (b) Notwithstanding anything to the contrary in paragraph (a) of this
     Section 2: (i) the granting of a pledge or security interest in all or substantially all of the Trust's assets may be done by majority vote of the Trustees then in office and without Shareholder approval even if such pledge may result in sale or transfer of all or substantially all of the Trust's assets in the event that the Trust defaults upon obligations which are secured by such security interest or pledge; and (ii) if any of the actions described in paragraph (a) of this Section 2 are approved by seventy-five percent (75%) of the Trustees then in office, then no Shareholder approval will be required for such actions except to the extent Shareholder approval is required by applicable law, and, if approval by Shareholders is required by applicable law, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of voting Shareholders or, if applicable law does not permit approval by a percentage of voting Shareholders, the vote required shall be a majority (or the least amount legally permitted if higher than the majority) of Shareholders.

     Section 3. QUORUM AND REQUIRED VOTE. Except when a larger vote or quorum is required by any provision of law this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, thirty-three and one third percent (33.333%) of the Shares entitled to vote on a particular matter shall constitute a quorum for voting on a particular matter or the transaction of business at a Shareholders' meeting, except that where any provision of law, this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty-three and one third percent (33.333%) of the Shares entitled to vote (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law, this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law, this Declaration, the Bylaws or the notice of meeting forwarded to the Shareholders by the Trustees, requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

     Section 4. ADVANCE NOTICE OF NOMINEES FOR TRUSTEE AND OTHER PROPOSALS.

          (a) NOMINATIONS AND PROPOSALS TO BE CONSIDERED AT MEETING OF SHAREHOLDERS. Nominations of persons for election as Trustees and the proposal of other business to be considered by the Shareholders at an annual or special meeting of Shareholders may be properly brought before the meeting only as set forth in this Section 4. All judgments and determinations made by the Trustees or the chairman of the meeting, as applicable, under this Section 4 (including without limitation judgments as to whether any matter or thing is satisfactory to the Trustees and determinations as to the propriety of a proposed nomination or a proposal of other business) shall be made in good faith.

          (b) ANNUAL MEETINGS OF SHAREHOLDERS. (1) Nominations of persons for election to the Board of Trustees and the proposal of other business to be considered by the Shareholders at an annual meeting of Shareholders may be properly brought before the meeting (i) pursuant to the Trust's notice of meeting by or at the direction of the Trustees or (ii) by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 4(b) and at the time of the annual meeting, who is entitled to vote at the meeting and who complies with the terms and provisions set forth in this Section 4.

     (2) For nominations for election to the Board of Trustees or other business to be properly brought before an annual meeting by a Shareholder pursuant to clause (ii) of Section 4(b)(1), the Shareholder must have given timely notice thereof in writing to the secretary of the Trust and such other business must otherwise be a proper matter for action by Shareholders. To be timely, a Shareholder's notice shall set forth all information required under this Section 4 and shall be delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the date of mailing of the notice for the preceding year's annual meeting, notice by the Shareholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting or (ii) the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Trust. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

          A Shareholder's notice shall set forth:

               (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee, (1) such person's name, age, business address and residence address, (2) the class, series and number of Shares of capital stock of the Trust that are beneficially owned or owned of record by such person, (3) the date such Shares were acquired and the investment intent of such acquisition, (4) the record of all purchases and sales of securities of the Trust by such person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved and (5) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934 (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected;

               (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Shareholder and any Shareholder Associated Person (as defined below), including any anticipated benefit therefrom;

               (iii) as to the Shareholder giving the notice and any Shareholder Associated Person, the class, series and number of Shares of the Trust which are owned of record by such Shareholder and by such Shareholder Associated Person, if any, and the class, series and number of, and the nominee holder for, Shares owned beneficially but not of record by such Shareholder and by any such Shareholder Associated Person;

               (iv) as to the Shareholder giving the notice and any Shareholder Associated Person, the name and address of such Shareholder, as they appear on the Trust's stock ledger and current name and address, if different, of such Shareholder Associated Person;

               (v) as to the Shareholder giving the notice and any Shareholder Associated Person, the record of all purchases and sales of securities of the Trust by such Shareholder or Shareholder Associated Person during the previous 12 month period including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; and

               (vi) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder's notice.

     (3) Notwithstanding anything in the second sentence of Section 4(b)(2) to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of mailing of notice for the preceding year's annual meeting, a Shareholder's notice required by this Section 4(b) also shall be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the secretary at the principal executive offices of the Trust not later than the close of business on the 10th day immediately following the day on which such public announcement is first made by the Trust.

     (4) For purposes of this Section 4, "Shareholder Associated Person" of any Shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Shareholder, (ii) any beneficial owner of Shares of capital stock of the Trust owned of record or beneficially by such Shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder or Shareholder Associated Person.

               (c) SHAREHOLDER NOMINATIONS OR PROPOSALS CAUSING COVENANT BREACHES. At the same time as or prior to the submission of any Shareholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by the Trust, would cause the Trust to be in breach of any covenant of the Trust in any existing or proposed debt instrument or agreement of the Trust, the proponent Shareholder or Shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust
          (i) evidence satisfactory to the Board of Trustees of the lender's or contracting party's willingness to waive the breach of covenant or
          (ii) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to the Board of Trustees in its discretion.

               (d) SHAREHOLDER NOMINATIONS OR PROPOSALS REQUIRING REGULATORY NOTICE, CONSENT OR APPROVAL. At the same time or prior to the submission of any Shareholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by the Trust without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent Shareholder or Shareholders must submit to the secretary of the Trust at the principal executive offices of the Trust (i) evidence satisfactory to the Board of Trustees that any and all required notices, consents or approvals have been given or obtained or (ii) a plan, for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to the Board of Trustees in its discretion.

               (e) SPECIAL MEETINGS OF SHAREHOLDERS. As set forth in Section 4 of this Article VI, only business brought before the meeting pursuant to a proper notice of meeting shall be conducted at a special meeting of Shareholders. Nominations of persons for election to the Board of Trustees only may be made at a special meeting of Shareholders at which Trustees are to be elected: (i) pursuant to the Trust's notice of meeting by or at the direction of the Board of Trustees; or (ii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any Shareholder of the Trust who is a Shareholder of record both at the time of giving of notice provided for in this Section 4(e) and at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 4(e). In the event the Trust calls a special meeting of Shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such Shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust's notice of meeting, if the Shareholder's notice contains the information required by Section 4(b) and the Shareholder has given timely notice thereof in writing to the secretary of the Trust at the principal executive offices of the Trust. To be timely, a Shareholder's notice shall be delivered to the secretary of the Trust at the principal executive offices of the Trust not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a Shareholder's notice as described above.

               (f) GENERAL. (1) Upon written request by the secretary or the Board of Trustees or any committee thereof, any Shareholder proposing a nominee for election as a Trustee or any proposal for other business at a meeting of Shareholders shall provide, within three business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory to the secretary or the Board of Trustees or any committee thereof, in his, her or its sole discretion, of the accuracy of any information submitted by the Shareholder pursuant to this Section 4. If a Shareholder fails to provide such written verification within such period, the secretary or the Board of Trustees or any committee thereof may treat the information as to which written verification was requested as not having been provided in accordance with the procedures set forth in this Section 4.

          (2) Only such persons who are nominated in accordance with the procedures set forth in this Section 4 shall be eligible to serve as Trustees and only such business as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 shall be transacted at a meeting of Shareholders. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 4 and, if any proposed nomination or other business is not in compliance with this Section 4, to declare that such defective nomination or proposal be disregarded.

          (3) For purposes of this Section 4, (i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for the election of Trustees and (ii) "public announcement" shall mean disclosure in (A) a press release reported by the Dow Jones News Service, Associated Press or comparable news service or (B) a document publicly filed by the Trust with the United States Securities and Exchange Commission pursuant to the Exchange Act.

          (4) Notwithstanding the foregoing provisions of this Declaration, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in Sections 4(a) through 4(f). Nothing in this
          Section 4 shall be deemed to require that a Shareholder nomination of a person for election to the Board of Trustees or a Shareholder proposal relating to other business be included in the Trust's proxy statement except as may be required by law.

     Section 5. CONVERSION TO OPEN-END COMPANY. Notwithstanding any other provisions in this Declaration or the Bylaws, the conversion of the Trust or any class or series of Shares from a "closed-end company" to an "open-end company", as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940 (as in effect on the date of this Declaration), together with any necessary amendments to this Declaration to permit such a conversion, shall require the affirmative vote or consent of at least seventy-five percent (75%) of each class of Shares outstanding and entitled to vote on the matter and seventy-five percent (75%) of the Trustees then in office.

     Section 6. SHAREHOLDER MEETINGS. Except as required by applicable law, actions by Shareholders which are required or permitted may only be taken at a meeting, and Shareholder meetings may only be called by the Trustees.

     Section 7. INSPECTION OF RECORDS. All Shareholders' requests to inspect the records of the Trust shall be submitted by Shareholders to the Trustees in writing. Upon receipt of such requests, the Trustees may establish procedures for such inspections. To preserve the integrity of the Trust's records, the Trustees may provide certified copies of Trust records rather than originals. The Trustees shall not be required to create records or obtain records from third parties to satisfy Shareholders' requests. The Trustees may require Shareholders to pay in advance or otherwise indemnify the Trust for the costs and expenses of Shareholders' inspection of records. Nothing in this Section 7 is intended nor shall be construed to permit Shareholders to inspect the records of the Trust except as may be permitted by the Trustees or as may be required by applicable law.

                                  ARTICLE VII

         ALLOCATIONS, DISTRIBUTIONS AND DETERMINATION OF NET ASSET VALUE

     Section 1. ALLOCATIONS. Profits and losses of the Trust shall be allocated among the Shareholders in proportion to the number of Shares owned by each. It is the intention of the Trust to make all such allocations in compliance with section 704(b) of the Code and the Treasury Regulations issued pursuant to that section, and the Trustees may make special allocations in order to ensure such compliance; provided that to the extent possible each Shareholder shall, on a cumulative basis and while such Person is a Shareholder, be allocated the same profits and losses per share as each other Shareholder who holds Shares during the same period of time.

     Section 2. DISTRIBUTIONS; TAX WITHHOLDING. The Trustees may each year, or more frequently if they so desire, but need not, distribute to the Shareholders of any or all classes or series of Shares such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of income for each year or other period, if any be made, may be made in one or more payments, which shall be in cash or property and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 2 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with Section 3 of this Article VII, or at such other value as may be specified by the Bylaws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

     If the Trust incurs a withholding tax or other tax obligation with respect to the share of Trust income allocable to any Shareholder, then the Trustees, without limitation of any other rights of the Trust or the Trustees, shall reduce any amounts then or thereafter distributable to such Shareholder by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Shareholder and any transferee of the Shares of such Shareholder shall pay to the Trust, upon demand of the Trustees, the amount of such excess, and the Trustees may, in their sole and absolute discretion, charge interest on such payment from the date on which such tax was paid over to the taxing authority to the date of such payment to the Trust. The Trustees shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Shareholder that may be eligible for such reduction or exemption; provided, that in the event that the Trustees determine that a Shareholder is eligible for a refund of any withholding tax, the Trustees may, at the request and expense of such Shareholder, assist such Shareholder in applying for such refund.

     Section 3. DETERMINATION OF NET ASSET VALUE. The net asset value per share of each class and each series of Shares of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time. Determinations made under and pursuant to this Section 3 in good faith shall be binding on all parties concerned.

                                  ARTICLE VIII

                           COMPENSATION AND LIMITATION
                            OF LIABILITY OF TRUSTEES

     Section 1. COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust; and they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.

     Section 2. LIMITATION OF LIABILITY. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, adviser, sub-adviser, manager or underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                   ARTICLE IX

              INDEMNIFICATION, CONTRACTING WITH INTERESTED PARTIES
                           AND IMPACT OF CORPORATE LAW

     Section 1. TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or Trustees of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office. Without limitation, the foregoing indemnification shall extend to any liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person as a consequence of a violation of the restrictions on transfer and ownership set forth in Article V by any other Person. Expenses, including counsel fees incurred by any such Covered Person, may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article IX.

     Section 2. REBUTTABLE PRESUMPTION. For purposes of the determination as to whether indemnification is available under this Article IX, the court or other authority making the determination, as the case may be, shall rely upon a rebuttable presumption that the Covered

Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 3. INDEMNIFICATION NOT EXCLUSIVE. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article IX, the term "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article IX shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

     Section 4. TRANSACTIONS BETWEEN THE TRUST AND ITS TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS. (a) Subject to any express restrictions adopted by the Trustees in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind, whether or not any of its Trustees, officers, employees or agents has a financial interest in such transaction, with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust or in which a Trustee, officer, employee or agent of the Trust has a material financial interest. To the extent permitted by applicable law, a contract or other transaction between the Trust and any Trustee or between the Trust and RMR Advisors or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest shall not be void or voidable if:

                    (i) The fact of the common directorship, trusteeship or
               interest is disclosed or known to the Trustees or a proper committee thereof, and the Trustees or such committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Trustees, even if the disinterested Trustees constitute less than a quorum; or

                    (ii) The contract or transaction is authorized, approved, or ratified by a majority of the votes cast by Shareholders voting on such matter; or, if applicable law specifies a greater majority vote, then by a majority vote of the Shareholders legally required; or

                    (iii) The contract or transaction is fair and reasonable to the Trust.

          (b) Whether or not they may be legally entitled to vote on the matters described in this Section 4, interested Trustees or the Shares owned by them or by an interested corporation, trust, firm or other entity may be counted in determining the presence of a quorum at a meeting of the Trustees or a committee thereof or at a meeting of the Shareholders, as the case may be, at which the contract or transaction is authorized, approved or ratified.

          (c) The failure of a contract or other transaction between the Trust and any Trustee or between the Trust and RMR Advisors or any other corporation, trust, firm, or other entity in which any Trustee is a director or trustee or has a material financial interest to satisfy the criteria set forth in Section 4(a) of this Article IX shall not create any presumption that such contract or other transaction is void, voidable or otherwise invalid, and any such contract or other transaction shall be valid to the fullest extent permitted by applicable law.

     Section 5. GENERAL CORPORATE LAW. To the fullest extent permitted by applicable law, the establishment of Trustees compensation and limitation of liability as set forth in Article VIII and the providing of indemnity or contracting with related parties described in this Article IX in accordance with terms and procedures not materially less favorable to the Trust than the maximum discretion and maximum indemnification permitted by the Massachusetts General Corporation Law (as in effect at the time such provision was adopted or such contract or transaction was entered into or as it may thereafter be in effect) shall be deemed to have satisfied the criteria set forth in Article VIII and this Article IX; but nothing herein is intended to require that the terms and procedures established by the Massachusetts General Corporation Law shall be required to establish compensation, to limit liability, to provide indemnification or for contracting as set forth in Articles VIII and IX.

     Section 6. RIGHT OF TRUSTEES, OFFICERS, EMPLOYEES AND AGENTS TO OWN SHARES OR OTHER PROPERTY AND TO ENGAGE IN OTHER BUSINESS. Subject to any restrictions which may be adopted by the Trustees in the Bylaws or otherwise, any Trustee or officer, employee or agent of the Trust may acquire, own, hold and dispose of Shares in the Trust, for his or her individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee or officer, employee or agent of the Trust. Any Trustee or officer, employee or agent of the Trust may, in his or her personal capacity or in the capacity of trustee, officer, director, stockholder, partner, member, advisor or employee of any Person or otherwise, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the investing in securities of real estate or other companies or in other interests in Persons engaged in real estate or other businesses. Each Trustee, officer, employee and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him or her in any capacity other than solely as Trustee, officer, employee or agent of the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust. Any Trustee or officer, employee or agent of the Trust may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in: (i) any Person who may be engaged to render advice or services to the Trust, (ii) any Person in which the Trust has invested or may invest, (iii) any Person from which the Trust has purchased or may purchase securities or other property and (iv) any Person to which the Trust has sold or may sell securities or other property; and such Trustee, officer, employee or agent of the Trust may receive compensation from such other Person as well as compensation as Trustee, officer, employee or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his or her duties and powers as Trustee or officer, employee or agent of the Trust.

     Section 7. SHAREHOLDERS. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be indemnified by the Trust out of the Trust's property against all loss and expense arising from such liability.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 1. TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares shall look only to the assets of the Trust or the assets of that particular series or class of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     Section 2. EXPRESS EXCULPATORY CLAUSES AND INSTRUMENTS. Any written instrument creating an obligation of the Trust shall, to the extent practicable, include a reference to this Declaration, recite that this Declaration is on file with the Secretary of State of The Commonwealth of Massachusetts, and provide that such written instrument was executed or made by or on behalf of the Trust, by the Trustee or Trustees or by an officer or officers of the Trust in their capacity as such and not individually, and further that neither the Shareholders nor the Trustees nor any officers, employees or agents (including the Trust's advisor, the "Advisor") of the Trust shall be liable thereunder and that all persons shall look solely to the Trust estate for the payment of any claim thereunder or for the performance thereof. However, the omission of such provision from any such instrument shall not render the Shareholders, any Trustee, or any officer, employee or agent (including the Advisor) of the Trust liable, nor shall the Shareholders, any Trustee or any officer, employee or agent (including the Advisor) of the Trust be liable to anyone for such omission.

     Section 3. TRUSTEES AND OFFICERS GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees or officers may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees and officers shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 4. LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 5. DURATION AND TERMINATION OF TRUST. Unless terminated as provided in Article VI, the Trust shall continue for a period of ten years from the date of this Declaration, subject to the right of the Trustees to continue the Trust following such ten year period, or upon the earlier date on which all of the Trust's assets have been distributed to shareholders. Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated of the Trust, as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, and distribute the proceeds to the Shareholders ratably according to the number of Shares and according to the series or class held by the several Shareholders on the date of termination. Any series or class of Shares other than Common Shares may be terminated or redeemed by the Trust pursuant to terms established by the Trustees or in the Bylaws.

     Section 6. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust, where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of State of The Commonwealth of Massachusetts and with the Newton City Clerk, as well as any other governmental office where such filing may from time to time be required, and shall become effective when filed unless a later date is specified. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof", and "hereunder", shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 7. APPLICABLE LAW. This Declaration is made in The Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Corporation Laws, commonly called a Massachusetts business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust and the Trustees may excise all powers which are ordinarily exercised by trustees of such a trust.

     Section 8. TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association. Nothing in this Declaration, however, shall prevent the Trust from being a corporation, partnership or association for tax purposes.

     Section 9. ADDRESS OF THE TRUST AND THE TRUSTEES AND AGENT FOR SERVICE OF PROCESS. The principal address of the Trust and of the Trustees is 400 Centre Street, Newton, Massachusetts 02458. The Trust and the Trustees may have other offices and may change its principal office address by vote of its Trustees. The offices of the Trust and the Trustees, including the principal office, may be located within or outside The Commonwealth of Massachusetts. The Registered Agent is RMR Advisors, Inc., and the address of RMR Advisors, Inc. is 400 Centre Street, Newton, Massachusetts 02458.

                                   ARTICLE XI

                       AMENDMENTS, BYLAWS AND CONSTRUCTION

     Section 1. AMENDMENTS BY TRUSTEES. Amendments to this Declaration for the purpose of: (i) changing the name of the Trust, (ii) changing the domicile of the Trust without changing the substance of this Declaration, or (iii) supplying any omission, curing any ambiguity, correcting any defective or inconsistent provision or clarifying the meaning and intent of this Declaration; may be made at any time by the Trustees without Shareholder approval.

     Section 2. AMENDMENTS BY SHAREHOLDERS AND TRUSTEES. (a) Except as otherwise provided in Section 1 and in paragraph (b) of this Section 2, the affirmative vote of a majority of Trustees then in office and at least seventy-five percent (75%) of the Shares outstanding and entitled to vote (by class or series or in combination as may be established in the Bylaws or by the Trustees) shall be required to amend, alter, change or repeal any provision of this Declaration.

     (b) Notwithstanding anything to the contrary in paragraph (a) of this
Section 2, if an amendment to this Declaration is approved by seventy-five percent (75%) of the Trustees then in office, no Shareholder approval will be required for that amendment to be effective, except to the extent a Shareholder approval is required by applicable law; and, if applicable law requires a Shareholder approval, the vote required shall be the lesser of a majority of voting Shareholders or the least amount legally required.

     Section 3. BYLAWS. The Trustees may adopt, amend, change or repeal Bylaws which shall govern the conduct of business by this Trust. Except as they may directly contradict provisions of this Declaration, the Bylaws may implement and interpret this Declaration.

     Section 4. CONSTRUCTION. If any provision of this Declaration is determined to be unlawful by a court or regulatory body of competent jurisdiction, the remainder of this Declaration shall remain in full force and effect and the offending provision shall be construed to achieve the purpose of the offending provision to the extent legally possible. The re-construction of an unlawful provision shall be made by the Trustees, or, in the absence of action by the Trustees, by the court or regulatory body which determined the provision to be unlawful.

     IN WITNESS HEREOF, at least a majority of the Trustees and the Shareholder do hereto set their hands and seals this 11th day of January, 2006.


                                   TRUSTEES:


                                   /s/ GERARD M. MARTIN
                                   --------------------------------------------
                                   Gerard M. Martin


                                   /s/ BARRY M. PORTNOY
                                   --------------------------------------------
                                   Barry M. Portnoy





                                   SHAREHOLDER:


                                   RMR Advisors, Inc.


                                   By:  /s/ THOMAS M. O'BRIEN
                                        ---------------------------------------
                                         Thomas M. O'Brien
                                         President